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                                                                   Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


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                                                                STATE OR COUNTRY
                                                                OF INCORPORATION
                                                                ----------------


 1)       Open Market Securities, Inc.                          Massachusetts
          One Wayside Road
          Burlington, Massachusetts

 2)       Open Market UK Limited                                United Kingdom
          Arundell House
          1 Farm Yard, 1st Floor
          Windor SL4 1QL,  UK

 3)       Open Market France SARL                               France
          8 Rue de Berri
          Paris, France

 4)       Open Market Germany GmbH                              Germany
          Merkurhaus Frankfurt
          Hessenring 121
          61348 Bad Homburg
          Germany

 5)       Open Market Pty Limited                               Australia
          P.O. Box R1608
          Royal Exchange NSW
          Sydney, Australia

 6)       Open Market Internet Software B.V.                    The Netherlands
          Wegalaan 32
          2132 JC Hoofddorp
          The Netherlands

 7)       Folio Corporation                                     Utah
          1 Wayside Road
          Burlington, Massachusetts

 8)       Waypoint Software Corporation                         Massachusetts
          1 Wayside Road
          Burlington, Massachusetts

 9)       Open Market Japan KK                                  Japan
          No. 2 Okamotoya Bldg.
          4F 1-22-16 Toranomon, Minato-ku
          Tokyo, Japan

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 10)      Open Market Italy s.r.l.                              Italy
          Corso Novara 2
          27029 Vigevano-PV
          Italy

 (11)     ICentral Incorporated                                 Utah
          5072 North 300 West
          Provo, Utah

 12       FutureTense, Inc.                                     Massachusetts
          1 Wayside Road
          Burlington, Massachusetts

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